                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         BELLWETHER EXPLORATION COMPANY
                ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------
     5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------
     3)  Filing Party:

         ----------------------------------------------------------------
     4)  Date Filed:

         ----------------------------------------------------------------

                         [BELLWETHER LOGO APPEARS HERE]

                         BELLWETHER EXPLORATION COMPANY


                                 April 28, 2000


Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Bellwether Exploration Company which will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas, on Friday, May 19, 2000, at 10:00 a.m., Houston time.

     The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The report to stockholders for the period ending December 31, 1999 is being mailed to stockholders along with these proxy materials.

     It is important that your shares be represented at this Annual Meeting, regardless of the size of your holdings. We urge you to return the signed proxy in the enclosed envelope as soon as possible. If you do attend the meeting in person, you may withdraw your proxy and vote your stock if you so desire. We value your opinions and encourage you to participate in the Annual Meeting by voting your proxy.

                                         Very truly yours,

                                         /s/ J. P. BRYAN

                                         J. P. Bryan
                                         Chairman of the Board and
                                         Chief Executive Officer


1331 Lamar, Suite 1455, Houston, Texas  77010-3039
Phone: (713) 650-1025
Fax: (713) 652-2916

                         BELLWETHER EXPLORATION COMPANY
                         1331 Lamar Street, Suite 1455
                           Houston, Texas  77010-3039
                                 (713) 650-1025

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, MAY 19, 2000

To the Stockholders of
   Bellwether Exploration Company:

     The Annual Meeting of Stockholders of Bellwether Exploration Company (the "Company") will be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas at 10:00 a.m., Houston time, on Friday, May 19, 2000, for the following purposes:

     1. To elect the nominees to the Board of Directors to serve until their successors are duly elected and qualified.
     2. To consider and vote upon the proposed amendment to the Company's 1996 Stock Incentive Plan.
     3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on April 10, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days prior to the Annual Meeting, at the principle offices of the Company located at 1331 Lamar Street, Suite 1455, Houston, Texas 77010-3039. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present for any purpose germane to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly.

                                         Sincerely,

                                         /s/ J. P. BRYAN
                                         J. P. Bryan
                                         Chairman of the Board and Chief
                                         Executive Officer
Houston, Texas
April 28,  2000

------------------------------------------------------------------------------
                        YOUR VOTE IS IMPORTANT

    TO ENSURE REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                                PROXY STATEMENT

                         BELLWETHER EXPLORATION COMPANY
                         1331 Lamar Street, Suite 1455
                           Houston, Texas 77010-3039
                                 (713) 650-1025


                         Annual Meeting of Stockholders
                              Friday, May 19, 2000

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Bellwether Exploration Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 19, 2000 (the "Annual Meeting") at 10:00 a.m., Houston time, at the Houston Center Club, 1100 Caroline Street, Houston, Texas, and at any adjournment(s) thereof, for the purposes set forth in this Proxy Statement.

     This Proxy Statement and the enclosed form of proxy are being mailed on or about May 3, 2000 to the stockholders of record as of April 10, 2000 (the "Record Date"). The Annual Report to stockholders for the year ended December 31, 1999 is also being mailed to stockholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the materials for the solicitation of proxies.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of the election of the seven nominees to the Board of Directors of the Company named herein and the amendment to the Company's 1996 Stock Incentive Plan. The Board of Directors is not presently aware of other proposals which may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

QUORUM AND OTHER MATTERS

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner has withheld from the nominee discretion (a "broker non-vote") for voting on some or all other matters.

VOTING REQUIREMENTS

     The Board of Directors of the Company has fixed the close of business on April 10, 2000, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 13,864,399 shares of its common stock, $.01 par value ("Common Stock"). Only the record owners of the Company's Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

     Each share of Common Stock is entitled to one vote, in person or by proxy, with respect to each proposal to be presented at the Annual Meeting. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. The favorable vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required for the approval of the amendment to the Company's 1996 Stock Incentive Plan. Abstentions will be the equivalent of a "no" vote because they are considered present at the Annual Meeting for this matter. Broker non-votes will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

     Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

PROXY INFORMATION

     A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth herein.

     The enclosed form of proxy may be revoked at any time prior to its exercise by executing a new proxy with a later date, by voting in person at the Annual Meeting, or by giving written notice of revocation to Robert J. Bensh, Secretary of the Company, at any time before the proxy is voted at the Annual Meeting. Please ensure that your shares will be voted by completing, signing, dating and returning the enclosed form of proxy in the enclosed postage-paid envelope.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2000. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the Record Date, certain information with respect to ownership of the Company's Common Stock as to (a) all persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each nominee for director, (d) each of the executive officers named in the Summary Compensation Table, and (e) all executive officers and directors of the Company as a group. The information set forth in the following table is based on public filings made with the Securities and Exchange Commission (the "Commission") as of the Record Date and certain information supplied to the Company by the persons listed below. Unless otherwise indicated, all shares of Common Stock are owned directly and each owner has sole voting and investment power with respect to such shares.

                                                     AMOUNT AND NATURE OF     PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP        CLASS
       ------------------------------------          --------------------     ----------
Rho Management Partners, L.P.                          1,222,090 (a)             8.81%
      124 Dune Road
      Quogue, New York  11959
The Prudential Insurance Company of America            1,178,725 (b)             8.50%
      751 Broad Street
      Newark, New Jersey  07102-3777
Dimensional Fund Advisors Inc.                           999,100 (c)             7.21%
      1299 Ocean Avenue, Eleventh Floor
      Santa Monica, California  90401

J. P. Bryan                                              652,497 (d)             4.55%
Robert J. Bensh                                           71,854 (e)                *
Cliff M. West, Jr                                         69,000 (f)                *
A. K. McLanahan                                           26,250 (g)                *
Vincent H. Buckley                                        23,125 (g)                *
Dr. Jack Birks                                            20,000 (g)                *
Habib Kairouz                                            750,590 (h)             5.41%
Townes G. Pressler                                        40,500 (i)                *
Judy Ley Allen                                            34,000 (j)                *
J. Darby Sere                                            465,641 (k)             3.29%
William C. Rankin                                        174,000 (l)             1.24%

All executive officers and directors as a group
   (9 persons)                                         1,683,816 (m)            11.53%

__________________________
* Under 1%

(a) Based on a Schedule 13D/A filed with the Commission on November 12, 1999, by Rho Management Partners, L.P. ("Rho"), Rho Management Trust III ("Trust III"), Rho Management Trust IV ("Trust IV"), Alpine Investment Partners
    ("Alpine"), XBF, Inc. ("XBF") and Joshua Ruch.   With respect to these
    shares, Rho has sole voting and investment power over all shares, Trust III has sole voting and investment power over 225,000 shares, Trust IV has sole voting and investment power over 268,500 shares, Alpine has sole voting and investment power over 728,590 shares and Mr. Ruch has shared voting and investment power over all shares. The amount shown does not include 1,242 shares over which both Mr. Ruch and XBF, Inc. have sole voting and investment power and 25,000 shares held by Mr. Ruch individually. The address for all of the persons and entitles described above, other than Rho, is c/o Rho Management Company, Inc., 152 West 57/th/ Street, New York, 10019.

(b) Based on a Schedule 13G/A filed with the Commission on January 31, 2000 by The Prudential Insurance Company of America ("Prudential"). Prudential has sole voting and investment power with respect to 332,500 shares of Common Stock and shared voting and investment power with respect to 846,225 shares of Common Stock.

(c) Based on a Schedule 13G filed with the Commission on February 3, 2000 by Dimensional Fund Advisors Inc.

(d) Includes 150,000 shares of Common Stock and a warrant to acquire 100,000 shares of Common Stock beneficially owned by Torch Energy Advisors Incorporated ("Torch"). Mr. Bryan disclaims beneficial ownership of these shares. Mr. Bryan is Senior Managing Director, and a holder of 120,920 shares of common stock, representing a 23% ownership interest on a fully diluted basis, of Torch Acquisition Company, the parent corporation of Torch. Includes 390,000 shares of Common Stock which Mr. Bryan has the right to acquire within 60 days pursuant to options. Excludes 6,250 shares of Common Stock owned by Mr. Bryan's wife, as to which he has no voting or dispositive power.

(e) Includes 67,666 shares of Common Stock which Mr. Bensh has the right to acquire within 60 day pursuant to options.

(f) Includes 67,000 shares of Common Stock which Mr. West has the right to acquire within 60 days pursuant to options.

(g) Includes 20,000 shares of Common Stock which the director has the right to acquire within 60 days pursuant to options.

(h) Includes 22,000 shares of Common Stock which Mr. Kairouz has the right to acquire within 60 days pursuant to options. Includes 728,590 shares of Common Stock held by Alpine (see note (b) above). Mr. Kairouz, as Managing Director of Rho Management Company, Inc., the investment advisor for Alpine, has shared voting and investment power with respect to these shares.

(i) Includes 37,000 shares of Common Stock which Mr. Pressler has the right to acquire within 60 days pursuant to options and 2,000 shares of Common Stock owned indirectly through Teepee Petroleum Company, Inc.

(j) Includes 4,000 shares of Common Stock which Ms. Allen has the right to acquire within 60 days pursuant to options.

(k) Includes 309,000 shares of Common Stock that Mr. Sere has the right to acquire within 60 days pursuant to options and 4,400 shares of Common Stock owned by Mr. Sere's minor son. Does not include 7,600 shares of Common Stock owned by Mr. Sere's wife, as to which Mr. Sere has no voting or dispositive power. Mr. Sere resigned from his position as Chairman and CEO on August 2, 1999.

(l) Includes 154,000 shares of Common Stock which Mr. Rankin has the right to acquire within 60 days pursuant to options. Mr. Rankin resigned from his position as Senior Vice President and Chief Financial Officer on August 2, 1999.

(m) Includes 643,666 shares of Common Stock which the officers and directors have the right to acquire within 60 days pursuant to options. Also includes a warrant to acquire 100,000 shares of Common Stock. Does not include shares beneficially owned by Mr. Sere and Mr. Rankin.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

NOMINEES

   Each incumbent director identified in the table below is a nominee for election as director of the Company. The term of office for which the following persons are nominated will expire at the time of the 2001 Annual Meeting of Stockholders of the Company or when their respective successors shall have been elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the seven nominees named below unless otherwise indicated thereon. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend. The nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Stockholders' Proposals for 2001 Annual Meeting."

   The Board of Directors recommends a vote FOR each of the nominees listed.

DIRECTORS AND EXECUTIVE OFFICERS

   The following table provides information with respect to the directors and nominees for director and present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

                                 COMPANY
        NAME            AGE   POSITION SINCE       PRESENT COMPANY POSITION
        ----            ---   --------------       ------------------------
J. P. Bryan              60        1999         Chairman of the Board,* Chief
                                                Executive Officer and President

Robert J. Bensh          31        1999         Senior Vice President--Finance

Cliff M. West, Jr.       60        1999         Senior Vice President--
                                                Exploitation and Exploration

Dr. Jack Birks           80        1988         Director*

Vincent H. Buckley       77        1987         Director*

Habib Kairouz            33        1994         Director*

A. K. McLanahan          74        1987         Director*

Townes G. Pressler       64        1997         Director*

Judy Ley Allen           60        1999         Director*
__________________________
*  Nominee for director

     Mr. Bryan has served as the Company's Chairman of the Board and Chief Executive Officer since August 2, 1999. He has served as a Director of the Company since June 2, 1997. Mr. Bryan was the Company's Chairman of the Board from August 31, 1987 to June 2, 1997, and Chief Executive Officer from June 30, 1994 to January 25, 1995 and from August 31, 1987 to March 6, 1988. From January 1995 to February 1998, Mr. Bryan was Chief Executive Officer of Gulf Canada Resources Limited. He was Chairman of the Board of Nuevo Energy Company ("Nuevo") from March 1990 to December 1997, and was Chief Executive Officer of Nuevo from March 1990 to January 1995. Mr. Bryan was also Chairman of the Board and Chief Executive Officer of Torch and its predecessor from January 1985 to May 1997 and, since October 1998, has served as the Senior Managing Director of Torch. Mr. Bryan is also a member of the Board of Directors of AutoNation, Inc.

     Mr. Bensh has served as Senior Vice President--Finance and Corporate Secretary since September 29, 1999. He had served as Vice President--Corporate Relations and Capital Markets and Corporate Secretary since joining the Company in January of 1998. Mr. Bensh was Director of Investor Relations at Torch from August 1996 until joining the Company in 1998. From April 1995 until August 1996, Mr. Bensh was Director of Investor Relations and Strategic Planning for Box Energy.

     Mr. West has served as Senior Vice President--Exploration and Exploitation since September 29, 1999. Mr. West served as the Company's acting International General Manager from June 1998 until August 1999. From November 1994 until joining the Company in November 1997 as a geophysicist consultant, Mr. West served as Vice President of Norcen Energy Resources Limited. He served as Vice President of Norcen Explorer from 1987 until November 1994. Mr. West has over 35 years of experience in the oil and gas industry.

     Dr. Birks has been a Director of the Company since 1988. He was Chairman of the Board of Midland & Scottish Resources Plc. until September 30, 1997. He is life President of British Marine Technology Limited. Dr. Birks served as Chairman of the Board of North American Gas Investment Trust Plc. from 1989 until his retirement in 1995; as Chairman of the Board of Charterhouse Petroleum Plc. from 1982 to 1986; as Chairman of the Board of London American Energy Inc. from 1982 to 1988; as Vice Chairman of the Board of Petrofina (UK) Limited from 1986 to 1989; and as a Managing Director of the Board of British Petroleum Company Plc. from 1978 until his retirement in March 1982. He was appointed as a Director of Gulf Indonesia Resources Limited in August 1997.

     Mr. Buckley has been a Director of the Company since 1987. He has been Of Counsel to the law firm of Locke, Liddell & Sapp, L.L.P. since January 1989. He also serves as a Director of Enron Funding Corporation, a Director of Enron Cash Company and an Independent Manager of ECT Coal Co. III and ENA CLO I Holding Company. Mr. Buckley was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 until September 1988, and was Vice President of Apache Corporation, an oil and gas company, from October 1982 to August 1984. From June 1950 until October 1982, he served in various legal and management positions for Dow Chemical Company.

     Mr. Kairouz has been a Director of the Company since August 26, 1994. Mr. Kairouz is a Managing Director of Rho Management Company, Inc., an investment advisory firm which serves as advisor to the principal investor of Alpine Investment Partners. Prior to joining Rho in 1993, Mr. Kairouz was employed for five years in investment banking at the firms of Jesup & Lamont Securities, Inc. and more recently, Reich & Co., Inc. Mr. Kairouz serves on the boards of directors of iVillage Inc. and a number of other privately held companies in the information technology and internet sectors. Mr. Kairouz received his BS and BA from Cornell University and an MBA from Columbia University.

     Mr. McLanahan has been a Director of the Company since November 6, 1987.
He has been a First Vice President of PaineWebber Incorporated ("PaineWebber") since January, 1995. He was a Vice President of Kidder Peabody & Co., Inc., an investment banking firm, from April 1985 until its sale to PaineWebber in 1995. From April 1982 to April 1985, he served as a Senior Vice President and Branch Office Manager of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm. Mr. McLanahan currently serves as Chairman of the Houston Symphony Society and the Governing Board of the Yale University Art Gallery.

     Mr. Pressler has been a Director of the Company since November 21, 1997.
He has been owner and President of Tepee Petroleum Company, Inc., an exploration and production company with operations in Texas, Louisiana and Oklahoma, and Pressler Petroleum Consultants, a reservoir engineering consulting firm, since 1985. From 1983 to 1985, he was President, Chief Operating Officer and Director of Philip Hill Energy, Inc., PHE (Texas) Inc. and PHE (Ohio) Inc., three exploration and production companies owned by Philip Hill Investment Trust, London. From 1979 to 1983, he was co- founder, President and Director of Republic Oil and Gas Corp., a private exploration and production company. Mr. Pressler is a registered professional engineer in the state of Texas and has 40 years of experience in the oil and gas industry.

     Ms. Allen has been a director of the Company since January 5, 2000. She has been a Co-Manager and Partner of The Fairways at Pole Creek Development, L.L.C., which is engaged in the development of a 27-hole, residential golf course community in Winter Park, Colorado, since 1996. In addition, she has been an Asset Manager for Allen Investments with significant investments in oil
and gas, real estate, timberland and stocks and bonds since 1997.   Ms. Allen
currently serves as a board member of the Federal Reserve Bank of Dallas and on
the Advisory Board of Governors for Rice University.   Ms. Allen is involved in
many civic activities including the Houston Ballet Foundation Board and the Houston Museum of Natural Science, where she serves as a Finance Committee member. Ms. Allen received her BA from Stanford University and an MBA from Harvard Business School.

     All officers and directors (including the nominees) of the Company are United States citizens, except Dr. Birks, who is a citizen of the United Kingdom, and Habib Kairouz, who is a citizen of Lebanon.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table details annual and long-term compensation paid during the periods indicated to persons described below:

                                                                                                        LONG TERM
                                                   ANNUAL COMPENSATION                                COMPENSATION
                               -------------------------------------------------------------  ----------------------------
                                                                                                NUMBER
          NAME AND            FISCAL                                        OTHER ANNUAL          OF          ALL OTHER
     PRINCIPAL POSITION        YEAR            SALARY           BONUS     COMPENSATION/(1)/     OPTIONS      COMPENSATION
     ------------------      ---------        ---------        -------    -----------------     -------      ------------
J. P. Bryan/(2)/                1999          $125,000        $150,000           -               334,000                 --
   Chairman of the
   Board and Chief
   Executive Officer
Cliff M. West, Jr./(3)/         1999          $124,500        $ 37,500           -                25,000    $   10,000/(4)/
   Senior Vice                  1998            54,000           5,400           -                27,000         3,240/(4)/
   President--
   Exploitation and
   Exploration
Robert J. Bensh/(5)/            1999          $108,000        $ 30,000           -                27,000    $    8,800/(4)/
   Senior Vice                  1998           100,800          10,000           -                40,000         6,040/(4)/
   President--Finance
J. Darby Sere /(6)/             1999          $147,000        $      0           -                     0    $1,166,495/(7)/
   Chairman of the              1998           234,000         100,800           -                54,000        58,085/(8)/
   Board and Chief              1997/(9)/      103,500          57,000           -                65,000       27,217/(10)/
   Executive Officer            1997           183,000         100,000           -                55,000       30,037/(11)/
William C. Rankin/(12)/         1999          $107,000        $      0           -                30,000    $ 530,203/(13)/
   Senior Vice   President      1998           176,400          45,900           -                24,000       26,143/(14)/
    and   Chief Financial       1997/(9)/       44,818          14,000           -               100,000        3,596/(15)/
   Officer

__________________________
/(1)/ None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive.

/(2)/ Elected Chairman of the Board and Chief Executive Officer on August 2,
      1999.

/(3)/ Appointed Senior Vice President--Exploitation and Exploration on
      September 29, 1999.  Mr. West joined the Company in July 1998.

/(4)/ Consists of matching and profit-sharing contributions under the Company's
      Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan

/(5)/ Appointed Senior Vice President--Finance on September 29, 1999. Mr. Bensh joined the Company in January 1998.

/(6)/ Mr. Sere resigned on August 2, 1999. On June 1, 1998, the Company entered into a three-year employment contract with J. Darby Sere to serve as the Company's President and Chief Executive Officer. The agreement provided for a base salary of $228,000 per year subject to increase at the discretion of the Compensation Committee. Mr. Sere was also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee), reimbursement for certain club membership fees, the use of a Company car and standard insurance and medical benefits. Upon termination, the Company was obligated to pay Mr. Sere a severance payment equal to one and one-half times the sum of his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination. In addition, outstanding stock options and restricted stock immediately vested.

/(7)/ Includes $34,878 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan; $18,940 in payment of life insurance premiums; $16,477 in payment of unused 1998 vacation; and $1,096,200 of severance pay. Does not included $56,259 representing the net premiums paid by the Company for a split dollar life insurance policy that was assigned to Mr. Sere. In the event of a cash surrender or payout under the policy, the Company would have been entitled to receive these amounts. The cash surrender value of the policy on August 2, 1999 was $68,233.

/(8)/ Includes $32,010 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan; $18,626 in payment of life insurance premiums; and $7,449 in payment of disability insurance premiums.

/(9)/ Prior to July 1, 1997, the Company's fiscal year end was June 30/th/ of each year. Subsequent to a transition period from July 1, 1997 to December 31, 1997 (the "Transition Period"), the Company changed its fiscal year end to December 31/st/. The compensation reflected herein represents compensation paid during the six-month Transition Period.

/(10)/ Includes $4,750 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan; $18,623 in payment of life insurance premiums; and $3,844 in payment of disability insurance premiums.

/(11)/ Includes $7,500 in matching contributions under the Company's Simplified
       Employee Pension Plan; $18,693 in payment of life insurance premiums; and $3,844 in payment of disability insurance premiums.

/(12)/ Mr. Rankin resigned on August 2, 1999. On June 1, 1998, the Company entered into a two-year employment agreement with Mr. Rankin to serve as the Company's Senior Vice President and Chief Financial Officer. The terms of this employment agreement provided for a base salary of $174,000 per year subject to increase at the discretion of the Compensation Committee. Mr. Rankin was also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee), reimbursement for certain club membership fees, an automobile allowance and standard insurance and medical benefits. Upon termination of Mr. Rankin's employment, the Company was obligated to pay Mr. Rankin a severance payment equal to the sum of his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination. In addition, outstanding stock options and restricted stock immediately vested.

/(13)/ Includes $10,965 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan; $11,298 in payment of unused 1998 vacation; $486,540 of severance pay; and $21,400 representing the value on a leased vehicle that was transferred to Mr. Rankin. Does not include a payment of $29,690 made by the Company in payment of the remaining balance on the leased vehicle.

/(14)/ Includes $21,259 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan and matching deferred compensation contributions under the Company's Deferred Compensation Plan and $4,885 in payment of disability premiums.

/(15)/ Includes $3,596 in matching and profit-sharing contributions under the Company's Simplified Employee Pension Plan.

EXECUTIVE EMPLOYMENT CONTRACTS

   On August 1, 1999, the Company entered into a two-year employment contract with J.P. Bryan to serve as the Company's President, Chairman and Chief Executive Officer. The agreement provides for a base salary of $300,000 per year subject to increase at the discretion of the Compensation Committee. Mr. Bryan is also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee), an automobile allowance and standard insurance and medical benefits.

   Upon a change of control, the agreement automatically extends for a two-year period from the date of the change of control. The agreement is terminable by either party, but, in the event that Mr. Bryan's employment is terminated by the Company for reasons other than "cause" or by Mr. Bryan for "good reason," the Company is obligated to pay Mr. Bryan a severance payment equal to two times the sum of his highest annual salary and highest annual bonus paid during the year immediately preceding the date of termination. In the event such termination other than for cause or for good reason occurs within two years of a change of control, Mr. Bryan's severance payment will be equal to three times the sum of his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination. In addition, upon any termination for reasons other than cause or for good reason, outstanding stock options and restricted stock will immediately vest. "Cause" is generally defined in the agreement as the failure of Mr. Bryan to render services to the Company as provided in the agreement or the commission of fraud or other specified illegal acts. "Good reason" is defined generally as a change of control, a material change in position or duties, a reduction in salary or other benefits, a required relocation or a material breach of the agreement by the Company.

   On April 1, 2000, the Company entered into a two-year employment agreement with Cliff M. West, Jr. to serve as the Company's Senior Vice President-- Exploration and Exploitation. The terms of this employment agreement provide for a base salary of $150,000 per year, subject to increase at the discretion of the Compensation Committee. Mr. West is also entitled to a discretionary bonus based upon performance (as determined by the Compensation Committee) and standard insurance and medical benefits.

   The agreement is terminable by either party and automatically terminates upon a change of control. If, during the term of the agreement, Mr. West's employment is terminated by the Company for reasons others than "cause" or by Mr. West for "good reason," the Company is obligated to pay Mr. West a severance payment equal to the sum of his highest annual salary and highest annual bonus paid during the last two years immediately preceding the date of termination.
In the event such termination other than for cause or for good reason occurs within the one year period following a change of control, Mr. West's severance payment will be equal to two times the sum of his highest annual salary paid during the last two years immediately preceding the date of termination and highest annual bonus paid while employed by the Company. In addition, upon any termination for reasons other than cause or for good reason, outstanding stock options will immediately vest. "Cause" and "good reason" have the same meaning in Mr. West's contract as in Mr. Bryan's, except that "good reason" does not include a change of control.

   On April 1, 2000, the Company entered into a two-year employment agreements with Robert J. Bensh to serve as the Company's Senior Vice President--Finance. The terms of Mr. Bensh's employment agreement are substantially the same as Mr. West's employment agreement except that Mr. Bensh's employment agreement provides for a base salary of $120,000 per year, subject to increase at the discretion of the Compensation Committee, and an automobile allowance.

OPTION GRANTS IN LAST YEAR

   The following table sets forth certain information concerning grants of options to purchase Common Stock made during the last year to the executive officers named in the Summary Compensation Table.


                            NUMBER OF     % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING    GRANTED TO      PER SHARE                GRANT DATE
                             OPTIONS       EMPLOYEES       EXERCISE   EXPIRATION     PRESENT
        NAME/(1)/            GRANTED     DURING YEAR      PRICE/(2)/     DATE      VALUE/(3)/
----------------------------------------------------------------------------------------------
J. P. Bryan                    330,000        50%           $4.370      8/23/09    $3,864,300
                                 4,000         1%            4.720      6/01/09        46,700
Robert J. Bensh                 12,000         2%           $3.344      3/26/09    $  142,524
                                15,000         2%            4.370      8/23/09       175,650
Cliff M. West, Jr.              10,000         2%           $3.344      3/26/09    $  118,770
                                15,000         2%            4.370      8/23/09       175,650
William C. Rankin/(4)/          30,000         5%           $3.344      3/26/09    $  356,310

__________________________

/(1)/ No options were granted to J. Darby Sere in 1999.

/(2)/ The exercise price is the average of high and low price of the Common
      Stock on the date of grant.

/(3)/ In accordance with the rules of the Securities and Exchange Commission, this column illustrates the gains that may exist for the respective options over a ten-year period using the Black-Scholes option pricing model. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black--Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The Grant Date Present Value set out in the column above is based on the following assumptions: (a) a ten-year option term; (b) 93% expected future annual stock volatility for the options; (c) a risk-free rate of return of 6 1/2% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability, forfeiture or vesting of options.

/(4)/ Mr Rankin resigned on August 2, 1999.

AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION VALUES

   The following table sets forth certain information concerning the exercise during the last year of options to purchase Common Stock by the executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Common Stock held by such individuals at December 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the December 31, 1999 price of the Common Stock. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the values of unexercised, "in-the-money" stock options reflected in this table will be realized.

                                                             UNEXERCISED OPTIONS AT DECEMBER 31, 1999
                                                     ---------------------------------------------------------
                             NUMBER OF                        NUMBER OF                     VALUE OF
                              SHARES                    UNDERLYING SECURITIES         IN-THE-MONEY OPTIONS
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
          NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----              -----------   --------   -----------   -------------   -----------   -------------
J. P. Bryan                          --         --       390,000         160,000      $629,095        $329,800
Robert J. Bensh                      --         --        73,667          53,333       101,655          63,666
Cliff M. West, Jr.                   --         --        63,000          49,000        75,250          63,170
J. Darby Sere/(1)/                   --         --       309,000               0       151,000              --
William C. Rankin/(2)/               --         --       154,000               0       100,680              --

__________________________

/(l)/ Mr. Sere resigned on August 2, 1999.

/(2)/ Mr. Rankin resigned August 2, 1999.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

     At this time, the Company does not have a long-term incentive plan for its employees, other than the 1994 Stock Incentive Plan ("1994 Plan") and the 1996 Stock Incentive Plan ("1996 Plan").

1994 PLAN

     In 1994, the Board of Directors adopted and stockholders approved the Bellwether Exploration Company 1994 Stock Incentive Plan. The Company has reserved 825,000 shares of Common Stock under the 1994 Plan. The Company has issued options to purchase an aggregate of 817,000 shares of Common Stock under the 1994 Plan.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1994 Plan. The option price per share of Common Stock deliverable upon the exercise of a stock option is 100% of the fair market value of a share of Common Stock on the date the stock option is granted.

     Directors, officers and key employees of the Company and officers and key employees of Torch who rendered services to the Company under the Administrative Services Agreement between the

Company and Torch, dated January 1, 1994 and under the Master Services Agreement dated October 1, 1999 are eligible to receive stock options or performance shares under the 1994 Plan.

1996 PLAN

      In 1996, the Board of Directors adopted and the stockholders approved the Bellwether Exploration Company 1996 Stock Incentive Plan. The Company initially reserved 500,000 shares of Common Stock under the 1996 Plan. On November 21, 1997, the Company amended the plan and reserved an additional 500,000 shares. Members of the Board of Directors who are not employed by the Company receive annual automatic grants of stock options.

     As of the Record Date, the Company had granted options to purchase shares of Common Stock that exceeded the number of shares of Common Stock available for grant under the 1996 Plan by 323,500 shares. See "Proposal II--Amendment to 1996 Stock Incentive Plan" for more information regarding the 1996 Plan.

         INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

     The Company has a Compensation Committee comprised of Messrs. McLanahan and Buckley and Dr. Birks (the "Compensation Committee"). The function of the Compensation Committee is to administer the 1994 Plan and the 1996 Plan, to establish the compensation of the Company's Chief Executive Officer and to review the compensation of the other officers of the Company. The Compensation Committee met three times during the last year.

     The Company has an Audit Committee composed of Messrs. McLanahan and Buckley and Dr. Birks (the "Audit Committee"). The primary function of the Audit Committee is to review the annual audit of the Company's financial statements with the Company's independent accountants. In addition, the Audit Committee approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of the Company's procedures for internal auditing, the adequacy of the Company's system of internal accounting controls, and the Company's disclosure policies and procedures. The Audit Committee met eight times during the last year.

     The Board of Directors met formally four times during the last year.
During the last year, all directors attended at least 75% of the total number of meetings of the Board of Directors, and each committee member attended at least 75% of the total number of meetings held by all committees on which he served.

     The Company does not have a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The service of the members of the Company's Compensation Committee does not create any corporate interlocks or insider participation between the Compensation Committee and another entity.

COMPENSATION OF DIRECTORS

     Directors of the Company who are neither officers nor employees of the Company ("Non-Employee Directors") received $5,000 per meeting during the year ended December 31, 1999, and were reimbursed for reasonable expenses incurred in attending Board meetings. Each member of the Compensation and Audit Committees also received $1,000 per meeting. Directors who are officers or employees of the Company received no additional compensation for services as members of the Board of Directors. The Company paid a total of $144,000 in director's fees for the last year. Each Non-Employee Director receives an annual grant of 4,000 options under the 1996 Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing policies concerning the compensation of the Company's executive officers. The report of the Compensation Committee describing the Company's compensation philosophy and objectives is presented below.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee administers the Company's executive compensation program. The Committee's duties include evaluating the compensation levels of management, considering management succession and administering the Company's 1994 Plan and 1996 Plan. Upon determination of the compensation levels for the Company's highest paid officers, the factors used to determine these levels are presented to the entire Board of Directors for review.

     COMPENSATION PHILOSOPHY. The purpose of the Company's executive compensation policy is to attract and retain executives with the ability to lead the Company in achieving its business objectives and strategies in a highly competitive industry. The compensation policy focuses on rewarding executives for outstanding performance in a manner that aligns the interests of the Company's executives with stockholders. To achieve these goals, the Company's compensation policy consists of three basic elements: (1) base compensation, (2) bonus compensation and (3) stock-based compensation. In general, the Committee relies on the guidelines detailed in the Annual and Long-Term Incentive Plan adopted by the Committee in 1997 in choosing the performance measures and targets used to determine each of these three elements of compensation.
Although the Committee places primary emphasis on the achievement of performance goals, the Committee recognizes that services of outstanding value can be rendered by individual officers in periods of financial or operating stringency and will evaluate performance under prevailing business conditions as well.

     The Company has entered into employment agreements with its executive officers. The Committee believes these agreements, which base a substantial portion of each officer's annual compensation on the performance of the Company and the particular contribution of each officer, will further encourage retention and achievement of the Company's business objectives. See "Executive Compensation--Executive Employment Contracts" above for a description of the Company's employment agreements with executive officers.

     The Committee does not intend to award levels of compensation that would result in a limitation on the deductibility of any portion of an officer's compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if the Committee determines that granting compensation that is not deductible is consistent with the strategic goals of the Company and is in the best interests of the Company, the Committee may award such compensation.

     BASE COMPENSATION. The Company structures its overall compensation program to match pay with performance. However, with respect to setting salaries, the Committee believes that there is a necessary degree of subjectivity and does not follow specific objective performance criteria. In setting executive salaries, the Committee reviews the base salaries paid to officers in similar positions among energy companies of similar size, complexity and activity. With respect to each executive, the Committee considers past performance, contribution to the Company's past performance, level of responsibility, experience, seniority, internal equities within the Company and general economic and industry conditions. The Committee reviews each executive officer's salary annually and in connection with promotions and significant changes in responsibilities.

     The oil and gas industry was in a depressed state due to historically low oil prices when the Committee considered base salaries for executive officers in early 1999. Due to these conditions, salaries for executive officers were not raised in 1999. However, when new executive officers were appointed in the latter part of 1999, the industry had begun to recover and many of the Company's peers had begun raising salaries. In order to stay competitive with the Company's peers and to compensate the Company's officers that were promoted for their greater degree of responsibility, the Company raised salaries in the latter part of 1999. Mr. Bryan's salary was set at a level that was competitive with similarly situated energy companies and was also based on the significant contribution to the leadership of the Company that his expertise and experience provides.

     BONUS COMPENSATION. The Committee views bonus compensation as creating an added incentive for executive officers to achieve specific annual targets and goals. Bonus compensation is based on targets and goals intended to reward executive officers whenever shareholder interests are advanced. The Committee takes numerous factors into account when awarding bonus compensation. These factors include those set forth under "Base Compensation." Stock price is not a specific criteria for determining bonus compensation because numerous factors outside of the control of management affect stock price. The primary performance goals used to set bonus compensation are reductions in costs and improvements in cash flow, earnings and reserves.

     Bonuses paid in 1999 were based on the Company's improved operating results in 1999 as compared to 1998 and the contribution of the management team to a successful international acquisition. Bonuses to several executive officers were prorated to reflect the fact that they had not served in such positions for the entire year. Mr. Bryan's bonus was based on the factors discussed above and his significant contribution to the Company's successful acquisition of an approximately 43% equity interest in Carpatsky Petroleum, Inc.

     STOCK-BASED COMPENSATION. Stock options serve as the most direct means of aligning the interests of the Company's officers with stockholders. The Committee grants stock options to executive officers based on the subjective evaluation of the executive's ability to influence the Company's long-term performance and to reward outstanding past performance.

     In determining the amount and timing of stock options to be granted, the Committee considers the factors set forth under "Base Compensation" as well as the number of outstanding options held by each executive and the size of previous grants. The Committee also reviews the stock awards granted to each executive's counterparts in the industry.

     Taking into account the above factors, in 1999 the Committee granted additional stock option awards to the Company's employees. In particular, the Committee awarded stock options to Mr. Bryan, Mr. Bensh and Mr. West upon appointment to their current positions and as a result of the Company's performance in 1999 in order to maintain a competitive compensation package and to reward and encourage their efforts to benefit the Company's long term performance. These grants are also intended to promote the acquisition of a meaningful equity stake in the Company by its executive officers.

                                    Dr. Jack Birks
                                    Vincent H. Buckley
                                    A. K. McLanahan

                       TRANSACTIONS WITH RELATED PERSONS

RELATIONSHIP WITH TORCH AND AFFILIATES

Master Services Agreement

     The Company is a party to a Master Services Agreement dated October 1, 1999, ("Master Service Agreement") and six specific contracts ("Contracts") which require Torch to administer certain business activities of the Company. Torch, headquartered in Houston, Texas, is primarily engaged in the business of providing outsourcing services for clients in the energy industry with respect to the acquisition and divestiture and operation of oil and gas properties, including legal, financial and accounting services, and the marketing of oil and gas. In addition, Torch provides energy industry investment management and advisory services for public companies and private investors. The Master Services Agreement may be terminated by the Company upon 90 days prior notice, subject to a fee based on the remaining terms of the Contracts. The Master Services Agreement remains in effect until all of the Contracts are terminated. The Contracts have initial terms ranging from two to five years. Neither the Master Services Agreement nor the Contracts may be terminated by Torch prior to the expiration of their initial terms.

     The Master Services Agreement, in conjunction with the related Contracts, requires Torch to administer certain activities of the Company for a monthly fee. These services include providing the Company with land functions, oil and gas marketing, midstream asset management and accounting, legal, financial, information technology and risk management support. Torch is also responsible for maintaining the books and records of the Company and preparing any reports or other documents required by governmental authorities.

     The various Contracts have annual fees ranging from fixed amounts of $0.4 million to $2.8 million plus fees based upon percentages of production ranging from 1/2% to 2%, depending on the product. Prior to October, 1999, the Company was party to an Administrative Services Agreement which required Torch to administer certain activities of the Company for monthly fees equal to (i) one-twelfth of 2% of the book value of the Company's assets, excluding cash and cash equivalents, plus (ii) 2% of operating cash flows during such month less 20% of operator's overhead charged on Torch operated properties. The fees paid to Torch under the prior Administrative Services Agreement and the current Master Services Agreement and Contracts for the year ended December 31, 1999 were $2.9 million. The Company believes that the terms and fees under the Master Services Agreement and Contracts are comparable with those that could be negotiated with a third party in an arm's length transaction and are fair to the Company.

     Under the Master Services Agreement, the monthly fee for administrative services does not apply to extraordinary investing and financing services that Torch may agree to provide to the Company upon the Company's request. For such investing and financing services the Company pays Torch a fee on an hourly basis for Torch employees providing such services, certain overhead expenses with respect to such Torch employees and any related expenses. The Company did not pay any fees for these services during the year ended December 31, 1999.

     The Company has agreed to indemnify Torch and its affiliates for liabilities incurred by Torch or its affiliates for actions taken under the Master Services Agreement and Contracts, other than acts of fraud, willful misconduct or gross negligence of Torch or its affiliates or any of their employees.

     A Special Committee of the Board of Directors composed of Habib Kairouz and Townes G. Pressler, neither of whom are employees of Torch or the Company, was formed to monitor the negotiations led by Mr. Bensh related to entering into the Master Services Agreement and Contracts. The Special Committee meets periodically to review Torch's performance under the Master Services Agreement and related Contracts.

Other Relationships with Torch

     Torch markets a portion of the oil and natural gas production for certain properties in which the Company owns an interest. For the year ended December 31, 1999, marketing fees paid by the Company to Torch amounted to $947,500.

     Torch began operating the Snyder Gas Plant ("Gas Plant") in December 1993 pursuant to an operating agreement with the Company and other interest owners in the Gas Plant. The amount paid to Torch in connection with such operations during the year ended December 31, 1999 was $73,000.

     Torch operates certain oil and gas interests owned by the Company. The Company is charged, on the same basis as other third parties, for all customary expenses and cost reimbursements associated with these activities. Torch's overhead charges to the Company for these activities for the year ended December 31, 1999 were $1.153 million.

     Costs of evaluating potential property acquisitions and due diligence conducted in conjunction with acquisitions are incurred by Torch at the Company's request. The Company was charged $357,800 for such costs in the year ended December 31, 1999.

Ownership of Torch

     On September 30, 1996, Torch Acquisition Company ("TAC"), a company formed by executive management of Torch, acquired all of the outstanding shares of capital stock of Torch from United Investors Management Company, a subsidiary of Torchmark Corporation. J.P. Bryan, a director of the Company, is the Senior Managing Director of TAC and owns 120,920 shares of common stock of TAC, representing 23% of the shares of TAC on a fully diluted basis.

Mining Ventures

     During fiscal year 1992, the Company acquired an average 24.4% interest in three mining ventures (the "Mining Ventures") from an unaffiliated person for $128,500. At the time of such acquisition, Mr. Bryan, his brother, Shelby Bryan, and Robert L. Gerry III, a director of Nuevo Energy Company (the "Affiliated Group"), owned an average 21.5% interest in the Mining Ventures. The Company's interest in the Mining Ventures increases as it pays costs of the venture while the interest of the Affiliated Group decreases. On December 31, 1998, the Company wrote down the value of the asset by $465,100. In 1999, the Company invested $273,008 in the Mining Ventures, bringing its total investment to $748,118 as of December 31, 1999. The value of the asset reflected on the Company's books and records was $283,008 at December 31, 1999.

Loan to Executive Officer

     On September 3, 1998, the Company agreed to establish a line of credit in favor of J. Darby Sere in an amount up to $200,000. On February 9, 1999, Mr. Sere borrowed an additional $318,700 from the Company pursuant to a new note, bringing his total borrowings to $518,700. Amounts outstanding under the line of credit and the note bore interest at a variable rate equivalent to a comparable broker loan rate and were due and payable on September 30, 1999. On May 10, 1999, Mr. Sere repaid $200,000 of his borrowings. As of August 23, 1999, the outstanding balance under the borrowings was $332,871.75. Pursuant to a Separation Agreement between the Company and Mr. Sere dated August 9, 1999 ("Separation Agreement"), Mr. Sere repaid the line of credit and the note in full on August 23, 1999. In connection with the Separation Agreement, Mr. Sere entered into a nonrecourse promissory note with a principal amount of $332,871,75. The loan bears interest at an annual rate of seven percent and is due and payable on August 23, 2002. The loan is secured by 78,323 shares of the Company's Common Stock. As of December 31, 1999, the outstanding balance under the loan was $318,700.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("Broad Market") and the cumulative total return on the Dow Jones Secondary Oil Index ("Industry Index") for the period of five and one-half years commencing June 30, 1994 and ending December 31, 1999.

                       [Performance Chart Appears Here]

                           BELLWETHER         INDUSTRY INDEX     BROAD MARKET
                           ----------         --------------     ------------
Fiscal Year Ending 6/94      100                   100              100
Fiscal Year Ending 6/95      109.09                106.52           117.28
Fiscal Year Ending 6/96      109.09                129.89           147.64
Fiscal Year Ending 6/97      182.39                151.7            177.85
Transition Period Ending
 12/97                       200                   157.25           194.29
Fiscal Year Ending 12/98      89.77                107.04           274.02
Fiscal Year Ending 12/99      87.5                 132.22           483.3

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all
Section 16(a) forms they filed with the Commission.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company's officers, directors and greater than ten percent shareholders under Section 16(a) were satisfied during the year ended December 31, 1999.

                                  PROPOSAL II
                     AMENDMENT TO 1996 STOCK INCENTIVE PLAN

GENERAL

     The Company's 1996 Stock Incentive Plan was adopted in 1996 and has been subsequently amended to increase the number of shares of Common Stock reserved for issuance. The total number of shares currently reserved for issuance under the 1996 Plan is 1,000,000. In April 2000, the Board approved, subject to approval by the Company's stockholders, an amendment to further increase the total number of shares of Common Stock authorized and reserved for issuance under the plan by 900,000 shares. The 1996 Stock Incentive Plan, as proposed to be amended by the terms hereof, is referred to herein as the "1996 Plan."

     The statements herein concerning the terms and provisions of the 1996 Plan are summaries only and are qualified in their entirety by reference to the full text of the 1996 Plan, as proposed to be amended and restated, a copy of which has been filed with the Securities and Exchange Commission as Appendix I to this proxy statement.

     On the record date, the Company estimates that approximately 50 officers, employees and directors were eligible to participate in the 1996 Plan. As of the Record Date, options to purchase 1,323,500 shares of Common Stock had been granted under the 1996 Plan and were outstanding at exercise prices ranging from $3.34 to $12.38 per share. The Compensation Committee granted 330,000 of these stock options to J.P. Bryan under the 1996 Plan, subject to shareholder approval of the increase in the number of shares available under the 1996 Plan. Pursuant to the award, on August 23, 1999, J.P. Bryan was granted options to purchase 330,000 shares of Common Stock at an exercise price of $4.37 per share, the fair market value of the Common Stock on the date of grant. One-third of these options vested immediately, one-third vested on December 31, 1999 and one-third will vest on August 1, 2000. These options expire on the tenth anniversary of the date of grant. Unvested options are subject to forfeiture upon certain termination of employment events.

     Set forth below is a table showing the number of shares and dollar value of options granted under the 1996 Plan, subject to approval of the amendment to the 1996 Plan, for the persons indicated. As described under "Information Concerning the Operation of the Board of Directors--Report of the Compensation Committee on Executive Compensation" and "Terms of the 1996 Plan and Agreements," the benefits or amounts to be received under the 1996 Plan by the persons listed below cannot be determined, except to the extent grants have already been made.

       NAME AND PRINCIPAL POSITION        DOLLAR VALUE ($)/(1)/   NUMBER OF SHARES
       ---------------------------        ---------------------   ----------------
J. P. Bryan                                    $702,900            330,000
   Chairman of the
   Board and Chief
   Executive Officer
Cliff M. West, Jr.                                   --                  0
   Senior Vice
   President--
   Exploitation and
   Exploration
Robert J. Bensh                                      --                  0
   Senior Vice
   President and
   Chief Financial
   Officer
All executive officers (1 person)              $702,900            330,000
All non-executive directors (0 persons)              --                  0
All non-executive employees (0 persons)              --                  0

__________________________

/(1)/ If the 1996 Plan amendment is approved at the Annual Meeting, such options will be awarded as of the date of the Annual Meeting. On the Record Date, the closing price of the Common Stock on the NASDAQ National Market was $6.50 per share. The Dollar Value is the "in-the-money" value of the options which represent the positive spread between the exercise price of any such stock options and the Record Date closing price of the Common Stock. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of Common Stock at the time the stock option is exercised. There is no assurance that the values of unexercised, "in-the-money" stock options reflected in this table will be realized.

TERMS OF THE 1996 PLAN AND AGREEMENTS

     ADMINISTRATION. The 1996 Plan is administered by a plan administrator (the "1996 Plan Administrator") which may be either (i) the Board of Directors of the Company; (ii) any duly constituted committee of the Board of Directors consisting of at least two non-employee directors; or (iii) any other duly constituted committee of the Board of Directors. To date, the Compensation Committee of the Board of Directors has served as the 1996 Plan Administrator. The 1996 Plan Administrator has sole authority to make regulations and guidelines for and to interpret the 1996 Plan. The 1996 Plan Administrator also has sole power to make awards under the 1996 Plan, to designate participants in the 1996 Plan and to impose limitations upon awards under the 1996 Plan.

     ELIGIBILITY. All directors, executive officers, key employees and consultants of the Company and all executive officers and key employees of its subsidiaries and any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company are eligible to participate in the 1996 Plan.

     SHARES SUBJECT TO 1996 PLAN. Currently, not more than 1,000,000 shares of the Common Stock may be distributed in accordance with the terms of the 1996 Plan. In addition, the number of shares is subject to adjustment in the event of certain changes in the number of outstanding shares. The Company issues authorized but unissued shares under the 1996 Plan. Any shares subject to an award which are not used because the terms and conditions of the award are not met may again be used for an award under the 1996 Plan. The only amendment being made to the 1996 Plan is to increase the number of shares of Common Stock that may be distributed in accordance with the terms of the 1996 Plan by 900,000 shares.

     TRANSFERABILITY. Rights under any award may not be transferred except by will or the laws of descent and distribution.

     AMENDMENT OF THE 1996 PLAN. The 1996 Plan may be amended by the Board of Directors without the consent of the shareholders except that any amendment, though effective when made, will be subject to shareholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     CHANGE IN CONTROL. In the event of certain changes in control of the Company, the 1996 Plan Administrator may, at its discretion, do any or all of the following (i) accelerate any time periods relating to exercise or realization of the award; (ii) cause the awards to be assumed by the successor corporation; or (iii) cancel all outstanding options as of the effective date of the change in control, provided that each holder has the right to exercise such option in full for at least 30 days prior to the change in control.

     STOCK OPTIONS. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the 1996 Plan Administrator, stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may only be granted to executive officers and other employees of the Company or a subsidiary. In addition, incentive stock options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries. Incentive stock options shall be subject to any terms and conditions as the 1996 Plan Administrator deems necessary or desirable in order to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No incentive stock options shall be awarded after the tenth anniversary of the effective date of the 1996 Plan.

     The purchase price per share of Common Stock subject to an option is 100% of the fair market value of a share of Common Stock at the time such option is granted or, in the case of non-qualified stock options, as otherwise fixed by the 1996 Plan Administrator. Upon exercise, payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of Common Stock, or a combination thereof, as the 1996 Plan Administrator may determine.

     Stock options are subject to such vesting schedule as determined by the 1996 Plan Administrator and are not exercisable prior to six months from the date of grant unless a shorter period is provided by the 1996 Plan Administrator or other section of the 1996 Plan. No incentive stock option may be exercised later than ten years after the date of grant. Generally, options are exercisable only while the participant is an employee of the Company or during the remaining term of the stock option and thirty days, for incentive options, and 120 days, for non-qualified options, from the date of termination of employment, unless such termination is for cause. In the event of death, retirement or permanent disability, outstanding options may be subject to forfeiture and/or time limitations.

     AUTOMATIC GRANTS. On the date on which a director who is not an employee of the Company is first elected or appointed to the Board of Directors, he or she shall be granted a stock option to purchase 4,000 shares of Common Stock at the fair market price on the date of such grant for a term of ten years. An additional grant of 4,000 shares of Common Stock shall be awarded to such person for each subsequent year he or she is still serving as a director under the same terms. Upon the death of such person, the option remains exercisable until the earlier of the expiration of the remaining term of the option or one year. In the case of permanent disability, retirement or failure to be re-elected, all options previously granted remain exercisable in accordance with the terms of the award agreement.

     PERFORMANCE SHARES. Performance shares entitle the participant to receive shares of Common Stock based upon the degree of achievement of pre-established performance goals over a pre-established performance cycle as determined by the 1996 Plan Administrator in its discretion or as otherwise determined by the Plan Administrator. Performance goals are fixed by the 1996 Plan Administrator in its discretion and may relate to corporate, group, unit or individual performance using standards established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings or other criteria determined by the 1996 Plan Administrator. The 1996 Plan Administrator has sole discretion to determine the employees eligible for performance shares, the duration of each performance cycle and the number of shares earned on the basis of the Company's performance relative to the established goals.

     At the end of the performance cycle, the 1996 Plan Administrator determines the number of performance shares which have been earned on the basis of the Company's performance in relation to the performance goals. Unless otherwise provided by the 1996 Plan Administrator in an award agreement, if a participant dies, retires, becomes disabled or otherwise ceases to be an employee, all outstanding and unvested awards of performance shares to such participant will be canceled. Shares of Common Stock awarded to any person who, at the time of grant, is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, cannot be resold for a period of six months from the date of grant of such shares.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences, in general, of the 1996 Plan are as follows:

     WITH RESPECT TO NON-QUALIFIED STOCK OPTIONS GRANTED UNDER THE 1996 PLAN: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or its subsidiary or affiliate. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

     WITH RESPECT TO INCENTIVE STOCK OPTIONS GRANTED UNDER THE 1996 PLAN: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant's alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending on the holding period). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such options will be treated as non-qualified options.

     SPECIAL RULE IF OPTION PRICE IS PAID FOR IN SHARES: If a participant pays the exercise price of a non-qualified or incentive stock option with previously-owned shares of the Company's Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the immediately preceding paragraph above. The income treatment will apply to the shares disposed of but will not affect the favorable tax treatment of the shares received.

     WITH RESPECT TO PERFORMANCE SHARES GRANTED UNDER THE 1996 PLAN: Unless a participant makes the election described below, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such performance shares are granted. While the shares remain subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the shares cease to be subject to a substantial risk of forfeiture, the excess of the fair market value of the shares on the date the substantial risk of forfeiture ceases over the amount paid, if any, by the participant for the shares will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income and the commencement of the holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

     The Board recommends that stockholders vote FOR the proposal to approve the amendment to the Company's 1996 Stock Incentive Plan.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     No person other than nominees selected by the Board of Directors shall be eligible for election as a director unless written notice of a nomination is received from a stockholder of record by the Secretary of the Company not less than 90 days prior to the 2001 Annual Meeting, accompanied by the written consent of the nominee to be a nominee and to serve as a director. Such statement must also contain the Company stock ownership of the nominee, occupations and business history for the previous five years, other directorships and all other information required by the federal proxy rules in effect at the time the proposed nominee submits the statement.

     Proposals of stockholders of the Company that are intended to be presented at the 2001 Annual Meeting of the Stockholders of the Company must be received by the Secretary of the Company no later than December 29, 2000. If the date of the 2001 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2000 Annual Meeting, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2001 Annual Meeting. Such proposals must be in conformity with all applicable legal provisions including Rule 14a-8 of the General Rules and Regulations under the Exchange Act and the Bylaws of the Company.

     The persons named in the Company's form of proxy for the 2001 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by March 19, 2001, unless the Company changes the date of its 2001 Annual Meeting of Stockholders by more than 30 days from the date of the 2000 Annual Meeting, in which case such person will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2001 Annual Meeting of Stockholders.

     If the date of the 2001 Annual Meeting of Stockholders is advanced or delayed by more than 30 calendar days from the date of the 2000 Annual Meeting, the Company shall, in a timely manner, inform stockholders of such change by including a notice under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

     In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

                                 OTHER MATTERS

     The Company has engaged MacKenzie Partners, a proxy solicitation firm, to
solicit proxies.   In addition, certain directors, officers and regular
employees of the Company may solicit the return of proxies by telephone, telecopy, fax telegram or personal interview. Such persons will receive no additional compensation for such services. The Company estimates that the total fees paid to MacKenzie Partners will be less than $7,500. The cost of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company.

     The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters should properly come before the meeting, the accompanying proxy confers discretionary authority on the persons named therein to vote thereon in accordance with the recommendations of the Board of Directors.

                                    By Order of the Board of Directors

                                    /s/ ROBERT J. BENSH

                                    Robert J. Bensh
                                    Secretary

April 28, 2000

     COPIES OF THE COMPANY'S ANNUAL REPORT AND THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, ARE AVAILABLE AT NO COST TO THE STOCKHOLDERS OF THE COMPANY UPON WRITTEN REQUEST TO ROBERT J. BENSH, SECRETARY OF THE COMPANY, AT 1331 LAMAR STREET, SUITE 1455, HOUSTON, TEXAS 077010-3039.

                                                                      APPENDIX I



                         BELLWETHER EXPLORATION COMPANY

                              AMENDED AND RESTATED

                           1996 STOCK INCENTIVE PLAN

                                 APRIL 28, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----

ARTICLE I. GENERAL...............................................   1
SECTION 1.1.  PURPOSE............................................   1
SECTION 1.2.  ADMINISTRATION.....................................   1
SECTION 1.3.  ELIGIBILITY FOR PARTICIPATION......................   1
SECTION 1.4.  TYPES OF AWARDS UNDER PLAN.........................   2
SECTION 1.5.  AGGREGATE LIMITATION ON AWARDS.....................   2
SECTION 1.6.  EFFECTIVE DATE AND TERM OF PLAN....................   2

ARTICLE II. STOCK OPTIONS........................................   3
SECTION 2.1.  AWARD OF STOCK OPTIONS.............................   3
SECTION 2.2.  STOCK OPTION AGREEMENTS............................   3
SECTION 2.3.  STOCK OPTION PRICE.................................   3
SECTION 2.4.  TERM AND EXERCISE..................................   3
SECTION 2.5.  MANNER OF PAYMENT..................................   3
SECTION 2.6.  ISSUANCE OF CERTIFICATES...........................   3
SECTION 2.7.  DEATH, RETIREMENT AND TERMINATION OF
              EMPLOYMENT OF OPTIONEE.............................   3

ARTICLE III. INCENTIVE STOCK OPTIONS.............................   4
SECTION 3.1.  AWARD OF INCENTIVE STOCK OPTIONS...................   4
SECTION 3.2.  INCENTIVE STOCK OPTION AGREEMENTS..................   4
SECTION 3.3.  INCENTIVE STOCK OPTION PRICE.......................   4
SECTION 3.4.  TERM AND EXERCISE..................................   4
SECTION 3.5.  MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.....   4
SECTION 3.6.  DEATH OF OPTIONEE..................................   4
SECTION 3.7.  RETIREMENT OR DISABILITY...........................   5
SECTION 3.8.  TERMINATION FOR OTHER REASONS......................   5
SECTION 3.9.  TERMINATION FOR CAUSE..............................   5
SECTION 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS............   5
SECTION 3.11. CODE REQUIREMENTS..................................   5

ARTICLE IV. PERFORMANCE SHARE AWARDS.............................   5
SECTION 4.1.  AWARDS GRANTED BY PLAN ADMINISTRATOR...............   5
SECTION 4.2.  AMOUNT OF AWARD....................................   5
SECTION 4.3.  COMMUNICATION OF AWARD.............................   5
SECTION 4.4.  AMOUNT OF AWARD PAYABLE............................   5
SECTION 4.5.  ADJUSTMENTS........................................   6
SECTION 4.6.  PAYMENTS OF AWARDS.................................   6
SECTION 4.7.  TERMINATION OF EMPLOYMENT..........................   6
SECTION 4.8.  TRANSFER RESTRICTION...............................   6

ARTICLE V. AUTOMATIC GRANTS......................................   6
SECTION 5.1.  GRANT..............................................   6
SECTION 5.2.  APPLICABLE PROVISIONS..............................   6

                         -----------------------------
                                                                  Page
                                                                  ----

ARTICLE VI.  MISCELLANEOUS.......................................   7
SECTION 6.1.  GENERAL RESTRICTION................................   7
SECTION 6.2.  NON-ASSIGNABILITY..................................   7
SECTION 6.3.  WITHHOLDING TAXES..................................   7
SECTION 6.4.  RIGHT TO TERMINATE EMPLOYMENT......................   7
SECTION 6.5.  NON-UNIFORM DETERMINATIONS.........................   7
SECTION 6.6.  RIGHTS AS A STOCKHOLDER............................   7
SECTION 6.7.  DEFINITIONS........................................   7
SECTION 6.8.  LEAVES OF ABSENCE..................................   8
SECTION 6.9.  NEWLY ELIGIBLE EMPLOYEES...........................   8
SECTION 6.10. ADJUSTMENTS........................................   8
SECTION 6.11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.........   8
SECTION 6.12. AMENDMENT OF THE PLAN..............................   9

                        BELLWETHER EXPLORATION COMPANY

                             AMENDED AND RESTATED

                           1996 STOCK INCENTIVE PLAN


                              ARTICLE I.  GENERAL

      SECTION 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of BELLWETHER EXPLORATION COMPANY and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 6.7.

      SECTION 1.2.  ADMINISTRATION.

          (a) The Plan shall be administered by (i) the Board of Directors of the Company, (ii) any duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors, or (iii) any other duly constituted committee of the Board of Directors. Such administrating party shall be referred to herein as the "Plan Administrator."

          (b) The Plan Administrator shall have the authority, in its sole discretion and from time to time to:

               (i) designate the officers and key employees and consultants of the Company and its Subsidiaries eligible to participate in the Plan;

               (ii) grant Awards provided in the Plan in such form and amount as the Plan Administrator shall determine;

               (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Award as the Plan Administrator shall deem appropriate; and

               (iv) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

          (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

      SECTION 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other key employees and consultants of the Company, executive officers and key employees of any Subsidiary of the Company and executive officers and key employees of any consultant to, administrator for or manager of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

      SECTION 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

               (i) Stock Options, as described in Article II;

               (ii) Incentive Stock Options, as described in Article III; and/or

               (iii)  Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options, Incentive Stock Options and Performance Shares, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in this Plan, no modification of an Award shall impair the rights of the holder thereof without his consent.

      SECTION 1.5.  AGGREGATE LIMITATION ON AWARDS.

          (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 1,900,000 which may be increased by the Board of Directors pursuant to Section 6.12.

          (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

               (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

               (ii) only the net shares issued as Performance Shares shall be counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the Plan).

          (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

      SECTION 1.6.  EFFECTIVE DATE AND TERM OF PLAN.

          (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

          (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                           ARTICLE II.  STOCK OPTIONS

      SECTION 2.1. AWARD OF STOCK OPTIONS. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan.

      SECTION 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

      SECTION 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted unless otherwise determined by the Plan Administrator.

      SECTION 2.4. TERM AND EXERCISE. A Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("Option Term") as the Plan Administrator may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term.

      SECTION 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if duly authorized by the Plan Administrator, Common Stock.

      SECTION 2.6. ISSUANCE OF CERTIFICATES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

      SECTION 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

          (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

          (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement).

          (c) Upon termination of the Optionee's employment by reason other than death, dis ability, retirement or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 120 days of the date of termination.

          (d) Except as provided in Subsections (a), (b) and (c) of this Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

                     ARTICLE III.  INCENTIVE STOCK OPTIONS

      SECTION 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

      SECTION 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

      SECTION 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

      SECTION 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the Plan Administrator may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

      SECTION 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during in any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

      SECTION 3.6.  DEATH OF OPTIONEE.

          (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

          (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

      SECTION 3.7. RETIREMENT OR DISABILITY. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year (in the case of permanent disability) or three months (in the case of retirement). Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code") upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

      SECTION 3.8. TERMINATION FOR OTHER REASONS. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6 and 3.7, upon termination of the Optionee's employment by reason other than cause (as determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Incentive Option Term of the Stock Option and (ii) 30 days of the date of termination.

      SECTION 3.9. TERMINATION FOR CAUSE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6, 3.7 and 3.8, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

      SECTION 3.10. APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; and 2.6, Issuance of Certificates, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

      SECTION 3.11. CODE REQUIREMENTS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

                     ARTICLE IV.  PERFORMANCE SHARE AWARDS

      SECTION 4.1. AWARDS GRANTED BY PLAN ADMINISTRATOR. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

      SECTION 4.2. AMOUNT OF AWARD. The Plan Administrator shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

      SECTION 4.3. COMMUNICATION OF AWARD. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

      SECTION 4.4. AMOUNT OF AWARD PAYABLE. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Shares, the Plan Administrator may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable "Performance Cycle." Failure to satisfy the performance targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company, or have any other consequence as determined by the Plan Administrator. Performance targets established by the Plan Administrator may relate to corporate, group, unit or individual performance and may be established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Plan Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a participant's Award will vest (subject to Section 4.6) for performance which falls below the performance target applicable to such Award. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Plan Administrator may also require a participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest.

      SECTION 4.5. ADJUSTMENTS. At any time prior to vesting of a Performance Share, the Plan Administrator may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Plan Administrator.

      SECTION 4.6. PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. Subject to the provisions of Section 6.3, to the extent the Plan Administrator determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates.

      SECTION 4.7. TERMINATION OF EMPLOYMENT. Unless the Award Agreement provides for vesting upon death, disability, retirement or termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be cancelled, shall not vest and shall be returned to the Company.

      SECTION 4.8. TRANSFER RESTRICTION. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.

                          ARTICLE V.  AUTOMATIC GRANTS

      SECTION 5.1. GRANT. Each director who is not an employee of the Company, its subsidiaries, affiliates and managers shall on the date on which he or she is initially elected or appointed a director of the Company, be granted a Stock Option to purchase 4,000 shares of Common Stock for the fair market price on the date of such grant, for an Option Term of ten years. Thereafter, on the first business day following the Annual Meeting of Stockholders of each subsequent year in which such person is still serving as a director (whether or not such director's term has been continuous), he or she shall automatically be granted a Stock Option to purchase an additional 4,000 shares of Common Stock for the fair market price on the date of such grant for an Option Term of ten years.

      SECTION 5.2. APPLICABLE PROVISIONS. The provisions of Section 2.7(a) relating to the death of a director shall apply to options granted under Section
5.1 and the Plan Administrator may not agree to the contrary in an Award Agreement or otherwise. The provisions of Subsections 2.7(b), (c) and (d) relating to disability and other termination of employment shall not apply to options granted under Section 5.1, and the failure to be re-elected as a director of the Company shall not effect the Stock Options granted under this Section.

                           ARTICLE VI.  MISCELLANEOUS

      SECTION 6.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

      SECTION 6.2. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

      SECTION 6.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

      SECTION 6.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

      SECTION 6.5. NON-UNIFORM DETERMINATIONS. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      SECTION 6.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

      SECTION 6.7. DEFINITIONS. In this Plan the following definitions shall apply:

          (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

          (b) "Fair market value" as of any date and in respect of any share of Common Stock means the average of the high and low sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL or any other publication selected by the Plan Administrator provided that, if shares of Common Stock shall not have been traded on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Plan Administrator for any other reason, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (c) "Non-Employee Director" shall mean a director who (i) is not an officer of the Company or a parent or subsidiary of the Company, or otherwise employed by the Company or parent or subsidiary of the Company;
     (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K of the Securities Act.

          (d) "Option" means a Stock Option or Incentive Stock Option.

          (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

          (f) "Performance Cycle" means the period of time, if any, as specified by the Plan Administrator over which Performance Shares are to be vested.

      SECTION 6.8. LEAVES OF ABSENCE. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

      SECTION 6.9. NEWLY ELIGIBLE EMPLOYEES. The Plan Administrator shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

      SECTION 6.10. ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

      SECTION 6.11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

          (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

          (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Plan Administrator, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

          (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Performance Shares or unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

               (i) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

               (ii) The Plan Administrator may waive any limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option or Performance Share such that (A) such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (B) the vesting of such Performance Share shall occur upon such merger, consolidation or sale of assets; and/or

               (iii) The Plan Administrator may cancel all outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

          (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

      SECTION 6.12. AMENDMENT OF THE PLAN. The Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan, including increases to the number of shares which may be covered by Awards under this Plan.

                                     PROXY

                         BELLWETHER EXPLORATION COMPANY
                1331 LAMAR, SUITE 145, HOUSTON, TEXAS 77010-3039

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING ON MAY 19, 2000

     The undersigned hereby constitutes and appoints J. P. Bryan and Robert J. Bensh and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Bellwether Exploration Company held of record by the undersigned on April 10, 2000 at the Annual Meeting of Stockholders to be held at the Houston Center Club, 1100 Caroline Street, Houston, Texas on Friday, May 19, 2000, and at any adjournments thereof, on all matters coming before said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                        (continued on the reverse side)

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] Please mark your votes as in this example.

                                FOR        WITHHELD
1. Election of Directors        [ ]           [ ]

To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.


---------------------------------------------

     NOMINEES:  J.P. Bryan
                Dr. Jack Birks
                Vincent H. Buckley
                Habib Kairouz
                A.K. McLanahan
                Townes G. Pressler
                Judy Ley Allen

2.   Amendment to the Company's 1996 Stock Incentive Plan  FOR  WITHHELD
                                                           [ ]     [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please check box if you plan to attend the Annual Meeting on May 19, 2000. [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.


SIGNATURE(S)                                     Date:
            -----------------------------------       ---------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.